UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): July 20, 2007

Gregg Appliances, Inc.

(Exact name of Registrant as Specified in its Charter)

Commission File Number: 333-126486

Indiana	35-1049508
(State of Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4151 East 96th Street

Indianapolis, Indiana 46240

(Address of Principal Executive Offices, Including Zip Code)

(317) 848-8710

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 20, 2007, hhgregg, Inc. (“hhgregg”) announced that in connection with the previously announced tender offer and consent solicitation of Gregg Appliances, Inc. (“Gregg Appliances”), its wholly owned subsidiary, for all of Gregg Appliances’ $111,205,000 aggregate amount of 9% Senior Notes due 2013 (the “9% Senior Notes”), Gregg Appliances has amended the IPO Condition to the tender offer, as defined in the Offer to Purchase and Consent Solicitation Statement, dated June 26, 2007 (the “Statement”). The amendment provides that the consummation of the initial public offering of hhgregg, resulting in gross proceeds to hhgregg of at least $48,750,000, is a condition to Gregg Appliances’ obligation to accept the 9% Senior Notes for purchase and pay the Tender Officer Consideration and Consent Payment, as applicable (each as defined in the Statement). A copy of the press release announcing the amendment of the tender offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 20, 2007.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GREGG APPLIANCES, INC.

By:	/s/ Donald J.B. Van der Wiel
Donald J.B. Van der Wiel
Chief Financial Officer

Date: July 20, 2007

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 20, 2007.